Exhibit 35.3a

3001 Hackberry Road
Irving, TX 75063

SERVICER COMPLIANCE CERTIFICATION

This Servicer Compliance Certification is issued pursuant to the Tax Outsourcing Agreement dated as of May 28, 2009 (together with all amendments thereto, the “Agreement”), between Cenlar FSB (“Bank”) and CoreLogic Tax Services, LLC (“CoreLogic”).

I, Teik Franics, an authorized officer of CoreLogic, certify to Bank and with the knowledge and intent that it will rely upon this certification, that:

1. The servicing information required to be provided to Bank by CoreLogic under the Agreement has been so provided;

2. I am responsible for reviewing the activities performed by CoreLogic under the Agreement and, based upon my knowledge and in all material respects throughout the relevant reporting period, CoreLogic has fulfilled its obligations under the Agreement.

3. Attached to this Servicer Compliance Certification is a list of all material failures and the nature and status thereof. [NONE/NO ATTACHMENT]

CORELOGIC TAX SERVICES, LLC

By:	/s/ Teik Francis
Teik Francis
Vice President II
February 14, 2017

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